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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TheStreet.com, Inc.:

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made part of this registration statement.

                                          ARTHUR ANDERSEN LLP

New York, New York
April 30, 1999